                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A


                                 CURRENT REPORT


               Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)   June 8, 1994
                                                            ------------


                               GEOTEK COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



         Delaware                     0-17581                  22-2358635
 ------------------------      ------------------------   ---------------------
  (State or other juris-       (Commission File Number)   (IRS Employer Identi-
 diction of incorporation)                                    fication No.)


  20 Craig Road, Montvale, New Jersey                          07645
- ----------------------------------------                     ----------
(Address of principle executive offices)                     (Zip Code)


Registrant's telephone number, including area code    201-930-9305
                                                      ------------

                                      N/A
- ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)







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Item 5. Other Events

        As of June 8, 1994, Geotek Communications, Inc. (the "Company") entered into a definitive agreement with Mitsubishi Consumer Electronics America, Inc. ("Mitsubishi"), pursuant to which Mitsubishi will manufacture and supply the FHMA(TM) Commercial Subscriber Units for use by subscribers to the Company's digital wireless communications network ("GEONET(TM)").

        As of May 19, 1995, the Company entered into a definitive agreement with Hughes Network Systems, Inc. ("HNS"), pursuant to which HNS will manufacture and supply the FHMA(TM) Portable Subscriber Units for use by subscribers to GEONET(TM).



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

            10.1     FHMA(TM) Commercial Subscriber Unit
                     Agreement, dated as of June 8, 1994, by and between the Company and Mitsubishi Consumer
                     Electronics America, Inc.

            10.2 FHMA(TM) Portable Subscriber Unit Agreement, dated as of May 19, 1995, by and between the Company and Hughes Network Systems, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GEOTEK COMMUNICATIONS, INC.



Date: June 26, 1995                By:  /s/ Yoram Bibring
      -------------                     ----------------------------
                                   Name:   Yoram Bibring
                                   Title:  Executive Vice President,
                                           Chief Financial Officer and
                                           Chief Operating Officer









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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.
- ----------

 10.1 FHMA(TM)Commercial Subscriber Unit Agreement, dated as of June 8, 1994, by and between the Company and Mitsubishi Consumer Electronics America, Inc. (Confidential treatment has been requested for portions of this Exhibit.)


 10.2 FHMA(TM) Portable Subscriber Unit Agreement, dated as of May 19, 1995, by and between the Company and Hughes Network Systems, Inc.
             (Confidential treatment has been requested for portions of this Exhibit.)